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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Lycos, Inc.:

  We consent to the use of our report incorporated herein by reference and to the references to our firm under the headings "Experts" and "Selected Historical Financial Data" in the proxy statement/prospectus.

                                          /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
November 25, 1998